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                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan of our report dated February 15, 2001 with respect to the consolidated financial statements of Tejon Ranch Co. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP

Los Angeles, California
September 24, 2001